Exhibit 23.01

SCANA CORPORATION

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-119618, 333-37398, and 333-161239 on Form S-8 and Registration Statements No. 333-155702 and 333-163075 on Form S-3 of our report dated June 25, 2010, relating to the financial statements and supplemental schedule of SCANA Corporation Stock Purchase-Savings Plan appearing in this Annual Report on Form 11-K of SCANA Corporation Stock Purchase - Savings Plan for the year ended December 31, 2009.

/s/DELOITTE & TOUCHE LLP
Raleigh, North Carolina
June 25, 2010

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